EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 2012 Stock Grant and Option Plan of InoLife Technologies, Inc. of our report dated July 15, 2012, with respect to the consolidated financial statements of InoLife Technologies, Inc., included in its annual report on Form 10K for the year ended March 31, 2012, filed with the Securities and Exchange Commission.

/s/ L.A. Prevratil, LLC

L.A. Prevratil, LLC
West Palm Beach, Florida
May 8, 2013